UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 15, 2015 (December 9, 2015)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2015, the Board of Directors of our parent company, DJO Global, Inc. (“DJO”), elected J. Joel Hackney, Jr. as a member of the Board.

Mr. Hackney is the former President, Chief Executive Officer and Director of AVINTIV Specialty Materials (formerly PGI). Mr. Hackney served in this role from June 2013 to November 2015. From 2009 to 2013, Mr. Hackney was an executive at Avaya Inc., serving as Senior Vice President of Global Sales and Marketing, President of Field Operations, and President of Government and Data Solutions. Prior to Avaya, Mr. Hackney spent four years in various executive positions at Nortel Networks Corporation, including President of Nortel Enterprise Solutions and Senior Vice President of Global Operations and Quality. Mr. Hackney also spent fourteen years at General Electric Company. He was a member of GE’s senior executive team, where he led various businesses and functions in both the U.S. and Europe. Mr. Hackney holds a B.S. degree in Business Administration from the University of North Carolina, Chapel Hill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 15, 2015	DJO FINANCE LLC

By: /s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President
& General Counsel